EXHIBIT 10.18



                    HITACHI COMPUTER PRODUCTS (AMERICA), Inc.
                             MASTER SALES AGREEMENT
                             CONTRACT MANUFACTURING

                     AGREEMENT No. OMD-092399 , Rev.________

This  Agreement is made on this 23rd day of September  1999, by and between ECCS
                                ----        ---------  ----
Corporation, One Sheila Drive, Bldg. 6A, Tinton Falls, NJ 07724 (hereinafter referred to as "ECCS"), and Hitachi Computer Products (America), Inc., Oklahoma Manufacturing Division, 1800 E. Imhoff, Norman, Oklahoma (hereinafter referred to as "OMD"), under which manufacturing services shall be performed.

                                    ARTICLE I
                                      SCOPE

1.1 OMD agrees to use reasonable commercial efforts to perform the work (hereinafter "Work") pursuant to accepted purchase orders, field returns
(hereinafter "RMA"), or changes to accepted purchase orders issued by ECCS and accepted by OMD. Work shall mean to procure material and other supplies and to manufacture, test and assemble Products, Spares and Upgrades as set forth in Exhibit "A" and Exhibit "B" (hereinafter "Products"), pursuant to detailed written specifications, where available, for each "Product" which are provided by ECCS and accepted by OMD, and to deliver such "Products" to an ECCS' designated location. When such specifications are not available from ECCS, OMD will provide a written explanation of OMD's understanding of the specifications for ECCS's approval. "By providing written approval and acceptance of the explanation, ECCS authorizes OMD to perform the Work in accordance with the same. The written explanation and approval shall be attached as an Exhibit to this Agreement."

      This Agreement shall constitute an overriding master agreement fully setting forth the rights and responsibilities of the parties with respect to the subject matter hereof, and all sales and shipments of "Products" shall be made on the terms and conditions set forth herein. No terms or conditions on ECCS' purchase order forms will be effective to modify or supplement this Agreement, whether or not such forms are accepted by OMD. This Agreement may be modified or supplemented only as explicitly provided herein.




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                                       1
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                                   ARTICLE II
                                RESPONSIBILITIES

2.1   ECCS's Responsibilities:
      -----------------------

      ECCS   shall  be  responsible   for  providing  OMD  with   the  following
      information, as appropriate, for "Products" ordered under this Agreement:

      A. ECCS shall reference the OMD quotation number and this contract number on ECCS's accepted purchase orders. This is to insure that the correct "Products", pricing, definition of Work and term are specified.

      B. ECCS shall supply a complete set of released documentation that matches the revisions of the "Products" specified in ECCS's accepted purchase orders. This documentation shall include but is not limited to a bill of materials, approved vendor listing, fabrication drawings, assembly drawings, wiring diagrams, schematics, appropriate test specifications, process documentation, labeling and packaging specification, and any other specifications or data that might be required.

      C. ECCS may supply some components as consigned inventory to OMD as described in Exhibit D hereto. ECCS shall own any and all consigned inventory that are components, work process and finished assemblies until said "Products" are shipped to ECCS or their designated customer. The details of the consignment arrangement will be set forth in a separate Agreement to be agreed upon by the parties.

      D. The consigned inventory from ECCS will have an agreed market value at the time of consignment. As the consigned inventory is utilized in the production of Product for ECCS, five days after the end of each month, a monthly inventory reconciliation report will be provided by HICAM and payment for consumption will be made on or before Net 30 days, from the date of the monthly report.

      E. ECCS has the responsibility to generate RMA requests and forward them to OMD with appropriate information. ECCS and Field Support will be the direct contact with the customer if RMA questions or issues arise.

      F. OMD's Operations group will have the responsibility of processing incoming returns and monitoring their progress through the repair and disposition process.

      G. ECCS defines and maintains Field Service Spares (hereinafter "FSS") Min./Max. quantities for selected spares and Field Replaceable Units (hereinafter "FRU"). ECCS issues a purchase order to OMD to replenish FSS with new product.

      H. OMD owns the planning process of evaluating quantity on hand and open replenishment orders against the FSS minimum requirement. OMD will notify ECCS to place a replenishment order for new spares.

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                                       2

      I. ECCS represents and warrants that it shall not, directly or indirectly, export, re-export, or transship "Products", technology, or software ("the Commodities") in violation of any applicable U.S. export Control laws and regulations or any other applicable export control laws promulgated and administered by the government of any country having jurisdiction over the parties or the transactions contemplated herein. This amendment includes the signed MEMORANDUM OF EXPORT CONTROL COMPLIANCE (Exhibit E).

2.2   OMD Responsibilities:
      --------------------

      OMD shall perform work as necessary in order to deliver finished "Products" that conform to all applicable documentation as specified by ECCS under this Agreement:

      A. OMD shall build "Products" in accordance with those documents supplied by ECCS, and will deviate from those documents only after ECCS has issued to OMD, in writing, an approved change order authorizing OMD to deviate from the original documentation.

      B. OMD shall make all reasonable efforts to comply with ECCS's requests for changes. It is understood that all ECCS's requested changes will be evaluated for delivery and price impact, as well as other changes that may be necessary to these terms and conditions. OMD shall supply impact analysis and OMD shall receive authorization, in writing, from ECCS prior to implementing changes that affects schedule and pricing.

          NOTE: It is understood that these responsibilities are of a general nature, in no way should be construed as all-inclusive under this Agreement.


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                                   ARTICLE III
                     FORECASTS, ORDERS, MATERIAL PROCUREMENT

3.1   Forecasts:
      ---------

      ECCS agrees to issue a monthly forecast, on or before the fifth working day of each month, to OMD that contains a two (2) month committed forecast, described in 3.2 (C) below, and a rolling four (4) month forecast such that each monthly forecast covers a total of six (6) months. The rolling four (4) month forecast will authorize OMD to purchase items with a deliver lead-time that exceeds the two (2) month committed window as defined in 3.2 (C) below (hereinafter "Special Inventory") to support a continuous flow of shipments against ECCS forecast. For notification and approval, OMD will inform ECCS of all cases of Special Inventory purchases and request approval to proceed.

The following items shall be classified as "Special Inventory":

      A. Long Lead Items Material - Generally those items whose delivery exceeds ECCS's two (2) month committed forecast plus 30 days to account for the order, shipment, receipt and manufacturing time.

      B. Economic Order Quantity - Those items in which a substantial quantity discount can be given. By way of example, and not by way of limitation, this would include ordering larger quantities of custom sheet metal to reduce setup charges.

      C. Minimum Order Quantities - Those items that must be ordered in quantities larger than required in order to accommodate a required manufacturing process. By way of example, and not by way of limitation, this would include the requirement to purchase an entire reel of SMT components for use in surface mount pick-and-place equipment.

      D. Non-Cancelable Material - The material on order that cannot be canceled because of the location in a supplier's manufacturing process or due to commercial impracticality or impossibility. By way of example, and not by way of limitation, this would include a printed circuit board that is in final electrical test, since cancellation would cost more than taking delivery.

      E. Non-Returnable   Material  - The  material  inventory  that  is  custom
      manufactured for a specific application. By way of example, and not by way of limitation, this would include a custom semiconductor such as a LSI.



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

3.2   Purchase Orders:
      ---------------

      It is the desire of OMD to supply ECCS with "Products" in a timely fashion, in a continuous flow, with as few unexpected interruptions as possible. In order to accomplish this:

      A. ECCS will issue purchase orders that will include part numbers, revisions, quantities, pricing, and delivery requirements.

      B. ECCS issued purchase orders shall be deemed accepted by OMD unless written notification of rejection is received by ECCS within five (5) working days of receipt of such accepted purchase order and/or committed forecast.

      C. ECCS agrees that purchase orders will cover a minimum of (2) months commencing on the date of the first purchase order. These purchase orders sill constitute authorization for OMD to procure, using standard purchasing practices, the components, materials and supplies necessary for the manufacture of "Products" ("Inventory") covered by such purchase orders.

      D. ECCS agrees to provide OMD with consigned inventory items within thirty
      (30) days prior to the requested delivery date on said purchase orders.

      E. ECCS will be responsible to pay OMD for all Inventories and Special Inventory purchased by OMD under this Article III, whether or not ECCS accepts delivery of such Inventory and/or Special Inventory.


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

3.3   Rescheduling of Purchase Orders:
      -------------------------------

      A. Quantity Increases and Shipments Schedule Changes. For any purchase orders, ECCS may increase the quantity of "Products" or reschedule the quantity of "Products" and their shipment date as provided in the table below.

      B. Maximum Allowable  Variance for  Purchase Order Quantities & Completion
      Dates:

        # Of days before          Allowable          Maximum            Maximum
        Completion Date           Quantity           Delay              Delay
        On Purchase Order         Increases          Quantity           Period
        -----------------         ---------          --------           ------
              0-15                -0-                -0-                -0-
              16-30               10%                -0-                15-Days
              31-60               50%                100%               30-Days

      C. Any Accepted purchase order quantities increased or delayed pursuant to this section may not subsequently be increased or rescheduled without the prior written approval of OMD. Allowable quantity increases are subject to material availability. OMD will use reasonable commercial efforts to meet quantity increases. If there are extra costs to meet a schedule increase in excess of the above limits, OMD will inform ECCS for its approval in advance.

3.4   Cancellation:
      ------------

      ECCS may not cancel any portion of "Products" quantity of an accepted purchase order without OMD's prior written approval, not be unreasonably withheld. If the Parties agree upon a cancellation, ECCS will pay OMD for "Products", Inventory, and Special Inventory affected by the cancellation as follows: (i) 100% of the contract price for all finished "Products" in OMD's possession, (ii) 100%, plus restocking fees, of the cost of all Inventory and Special Inventory in OMD's possession and not returnable to the vendor or usable for other ECCS product, whether in raw form or work in process, less the salvage value thereof, (iii) 100%, of the cost of all Inventory and Special Inventory on order and not cancelable, (iv) any vendor cancellation charges incurred with respect to Inventory and Special Inventory accepted for cancellation or return by the vendor, and (v) expenses incurred by OMD related to labor to support ECCS's purchase orders.

      OMD will use reasonable commercial effort to return unused Inventory and Special Inventory and to cancel pending orders for such Inventory, and to otherwise mitigate the amounts payable by ECCS.


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

                                   ARTICLE IV
                            ENGINEERING CHANGE ORDERS

4.1 ECCS may request, in writing, that OMD incorporate engineering changes into the Product. Such requests will include a description of the proposed engineering change sufficient to permit OMD to evaluate its feasibility, cost, and schedule. OMD's evaluation shall be in writing and shall state the costs and time of implementation and the impact on the delivery schedule and pricing of the Product. OMD will not be obligated to proceed with the engineering change until the parties have agreed upon the changes to the Product's Specifications, delivery schedule and "Products" pricing and upon the implementation costs to be borne by ECCS including, without limitation, the cost of Inventory and Special Inventory on-hand and on-order that becomes obsolete.


                                    ARTICLE V
                    TOOLING, NON-RECURRING EXPENSES, SOFTWARE

5.1 OMD shall provide non-Product specific tooling and test equipment at its expense.

5.2 ECCS shall pay for or obtain and deliver to OMD any Product specific tooling, test equipment, and other reasonably necessary non-recurring expenses, as set forth in OMD's quotation letter.

5.3 All software, which ECCS provides to OMD, is and shall remain the property of ECCS. ECCS grants OMD a license to copy, modify and use such software as required to perform OMD's obligations under this Agreement.

5.4 All software developed by OMD and modifications created by OMD to ECCS provided software to support the process tooling or otherwise shall be and remain the property of OMD.



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                                   ARTICLE VI
                     PRICE/PAYMENT/SHIPPING/ADDITIONAL COSTS

6.1   Pricing:
      -------

      "The prices of the Products are shown in Exhibit A, the prices of the Spares/Upgrades are shown in exhibit B, and the prices for RMA are shown in, Exhibit B, shall remain fixed for the term of this Agreement absent Engineering Change Orders ("ECO") requested by ECCS or material variations on the market price of components necessary to manufacture the Products.

6.2   Payments:
      --------

      A. Payment for any "Products", services or other costs to be paid by ECCS hereunder is due thirty (30) days net from the date of invoice and shall be made in lawful U.S. currency. ECCS agrees to pay 1.5% monthly interest on all late payments or the highest rate permitted by law, whichever is lower.

      B. Furthermore, if ECCS is late with payments, or OMD has reasonable cause to believe ECCS may not be able to pay, OMD may request reasonable assurances of due performance from ECCS. The parties agree that requiring prepayment, delaying shipments or suspending work until assurances of payment satisfactory to OMD are received would all be reasonable.

      C. After 90-days of on-time payment at net 30-days, ECCS will be extended credit terms sufficient to support their ongoing business.

6.3   Security Interest:
      -----------------

      Security Interest. Until the purchase price and all other charges payable to OMD hereunder have been received in full, OMD hereby retains and ECCS hereby grants to OMD security interest in the "Products" delivered to ECCS and any proceeds therefrom. ECCS agrees to promptly execute any documents requested by OMD to perfect and protect such security interest.

6.4   Shipping Point:
      --------------

      FOB point for all deliveries under this Agreement are to be FOB shipping Point/Point of Origin (Norman, OK, USA).


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6.5   Additional Costs:
      ----------------

      ECCS is responsible for (a) any expediting charges reasonably necessary because of a change in ECCS's requirements which charges are pre-approved,
      (b) any overtime or downtime charges incurred as a result of delays in the normal production or interruption in the workflow process and caused by
      (1) ECCS's change in Specifications; or (2) ECCS's failure to provide sufficient quantities or a reasonable quality level of consigned materials where applicable to sustain the production schedule. ECCS caused delays as a result of consigned inventory will result in a special charge to ECCS of 1.5% of the sale price of the Product for each month, or part thereof, delayed.

6.6   Cost Reductions:
      ---------------

      OMD agrees to seek ways to reduce the cost of manufacturing "Products" by methods such as elimination of components, obtaining alternate sources of materials, redefinition of Specifications, and improved assembly or test methods. Upon implementation of such OMD initiated methods to reduce costs, OMD will receive fifty percent of the demonstrated cost reductions. ECCS will receive one hundred percent of the demonstrated cost reduction upon implementation of ECCS initiated methods of cost reduction. ECCS will receive one hundred percent of cost reductions achieved due to market changes in material pricing. (Receipt based).



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                                   ARTICLE VII
                        PRODUCT ACCEPTANCE AND WARRANTIES

7.1   Product Acceptance:
      ------------------

      The "Products" delivered by OMD will be inspected and tested to applicable specifications by ECCS their designated customer, within thirty (30) days of receipt. If "Products" are found to be defective in material (except for ECCS supplied material) or workmanship, ECCS has the right to reject such "Products" during the acceptance period. "Products" not rejected during the acceptance period will be deemed accepted. ECCS may return defective "Products", freight pre-paid, after obtaining a return material authorization number from OMD (to be displayed on the shipping container) and completing a failure report (a copy to be included with the refunded material). Rejected "Products" will be repaired or replaced, at ECCS's option, and returned freight pre-paid.

7.2   Express Limited Warranty:
      ------------------------

      A. OMD warrants that "Products" manufactured for normal production shipments will conform to the agreed upon specifications and will be free from defects in materials and workmanship for a period of 1-year from the date of shipment. (Based upon the data and assumptions provided by ECCS in Reliability Report #REL-980210-01) OMD warrants that "RMAs" returned and repaired will conform to the agreed upon specifications and will be free from defects in materials and workmanship, for the original reason for return, for a period of 30-days from the date of shipment. Also, see sections 2.1 (E) thru (H).

      B. This express warranty does not apply to (a) materials consigned by ECCS to OMD; (b) defects resulting from ECCS's design of the "Products"; or (c) Product that has been abused, damaged, altered or misused by any person or entity after title passes to ECCS. This warrant does not apply to first articles, prototypes, pre-production units, test units or other similar "Products". Notwithstanding anything else in this agreement, OMD assumes no liability for or obligation related to the performance, accuracy, specifications, failure to meet specifications or defects of or due to components, fixtures, designs, or instructions produced or supplied by ECCS and ECCS shall be liable for costs or expenses incurred by OMD related thereto.

      C. If OMD determines that Product conformed to the warranties and was not defective, ECCS agrees to pay OMD's reasonable costs of inspection, handling and testing. Upon failure of a Product to comply with the above warranty, OMD's sole obligation, and ECCS's sole remedy, is for OMD, at its option, to promptly repair or replace such Product and return it to ECCS freight pre-paid. After completing a failure report and obtaining a return material authorization number from OMD, ECCS shall return material to OMD freight pre-paid. Such shipments shall include a copy of the failure report and the shipping container shall display the return material authorization number.


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Disclaimer of Warranty:
----------------------
THE FOREGOING WARRANTIES ARE THE SOLE AND EXCLUSIVE WARRANTIES GIVEN BY OMD IN CONNECTION WITH THIS AGREEMENT, EXPRESS OR IMPLIED, AND OMD DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. OMD DOES NOT PROMISE THAT THE PRODUCT IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION.






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                                  ARTICLE VIII
                           TERM/TERMINATION/EXTENSION

8.1   Terms:
      -----

      This agreement shall continue in force for one (1) year from the date of this Agreement by both parties, unless terminated pursuant to Section 8.2, provided that at the written request by either party within ninety (90) days prior to the expiration of the Agreement, both parties shall negotiate, in good faith and for a reasonable period, with a view to the extension of the term of this Agreement upon such terms and conditions as either party shall propose at that time; and provided further that this Agreement is subject to early termination as provided in other provisions of this Agreement. If no understanding is reached by the expiration date, and if both parties continue the mutual relationship without entering into a formal extension Agreement, then this Agreement shall thereafter be continued on the same terms and conditions as herein provided on a month-to-month basis until terminated, for any reason, by either party giving the other party, ninety (90) days written notice of its intention to terminate.

8.2   Termination:
      -----------

      This Agreement may be terminated by either party, for any reason or no reason, with ninety- (90) days' written notice.

      A. In the event of such termination by ECCS, ECCS shall be obligated to accept delivery of and pay for all completed "Products", Work In Process,
      (WIP) Inventory, and special Inventory. It is further agreed that in the event of such termination, ECCS will promptly, and without delay, issue OMD Purchase orders to cover all aforementioned items.

      B. In the event of such termination by OMD, OMD agrees to support ECCS with Product sufficient to cover the period upon which ECCS had Purchase Orders in place at the time of the termination. It is further agreed that ECCS will be obligated for all completed "Products", work-in-process, all component material purchased by OMD in support of ECCS's Purchase Orders, Special Inventory and any other such items resulting from services provide herein.

      C. In the event of termination by either party, within thirty (30) days from the termination, OMD agrees to return all ECCS capital equipment to ECCS at ECCS's expense or provide ECCS with a written estimate of scrap value of said capital equipment. At ECCS's option, OMD will either scrap said capital equipment and provide written proof of destruction or reimburse ECCS the scrap value in cash.


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                                       12
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                                   ARTICLE IX
                              LIABILITY LIMITATION

9.1   Patents, Copyrights, Trade Secrets, Other Proprietary Rights:
      ------------------------------------------------------------

      ECCS shall defend, indemnify and hold harmless OMD from all claims, costs, damages, judgments and attorney's fees resulting from or arising out of any alleged and/or actual infringement or other violation of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, proprietary rights and processes or other such rights arising out of, or related to the "Products". OMD shall promptly notify ECCS in writing of the initiation of any such claims.

THE FOREGOING STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

No Other Liability:
------------------

EXCEPT FOR THE EXPRESS WARRANTIES CREATED UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF "PRODUCTS", WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY FRAUD, MISREPRESENTATION AND OTHER TORTS), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.


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                                    ARTICLE X
                                  MISCELLANEOUS

10.1  Confidentiality:
      ---------------

      All written information and data exchanged between the Parties for the purpose of enabling OMD to manufacture and deliver "Products" under this Agreement that is marked "Confidential" or the like, shall be deemed to be Confidential Information. The Party, which receives such Confidential Information, agrees not to disclose it directly or indirectly to any third party without the prior written consent of the disclosing party.
      Confidential Information disclosed pursuant to the Agreement shall be maintained confidential for a period of three (3) years from the date of disclosure thereof.

10.2  Communications:
      --------------

      It is the desire of both ECCS and OMD to maintain a business relationship whereby both parties are successful, and the results of this Agreement are rewarding for both. It is, therefore, agreed that ECCS and OMD will maintain excellent levels of communication through periodic meetings, written communication, verbal communication, and any other means of communication that will achieve both parties' desire under this Agreement.

10.3  Force Majeure:
      -------------

      Neither party shall be liable in any way, whatsoever, to the other party in the event that the performance of this Agreement, or any part, thereof, is delayed through causes beyond the reasonable control of the delaying party, such as, but not limited to, acts of God, acts of civil or military authorities, fires, industrial disputes, floods, wars, riots or any other event(s), not with the direct control of OMD. In the event of such delay, the performance of this Agreement or any part affected by such cause (s) shall be suspended for so long and to the extent that such cause (s) prevents or delays its performance. The delaying party shall immediately and fully inform the other party of such delay. In the event the delay exceeds thirty (30) days or is anticipated to exceed thirty (30) days, the parties shall meet to mutually decide what action would be taken with respect to the work and this Agreement. Both parties undertake to use their "best efforts" to recover from such situations as timely as possible with minimal impact on the other party.

10.4  Governing Law:
      -------------

      This Agreement shall be governed by and construed under the laws of the State of Oklahoma, without giving effect to its provisions governing conflicts of law.


Initials:                                                   Initials:
         ----                                                        ----

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

10.5  Entire Agreement:
      ----------------

      This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understanding between the parties relating to such transactions. ECCS shall hold the existence and terms of the Agreement confidential; unless it obtains OMD's express written consent otherwise. In all respects, this Agreement shall govern, and any other documents including, without limitation, preprinted terms and conditions on ECCS's purchase orders shall be of no effect.

10.6  Amendments:
      ----------

      This Agreement may be amended only by written consent of both parties.

10.7  Independent Contractor:
      ----------------------

      Neither party shall, for any purpose, be deemed to be an agent of the other party and relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

10.8  Expenses:
      --------

      In the event a dispute between the Parties hereunder with respect to this Agreement must be resolved by litigation or other proceeding or a party must engage an attorney to enforce its right hereunder, the prevailing party shall be entitled to receive reimbursement for all associated reasonable costs and expenses (including, without limitation, attorney fees) from the other party.

10.9  Successors, Assignment:
      ----------------------

      This Agreement shall be binding upon and inure to the benefit of the Parties hereto and there respective successors, assigns and legal representatives. Neither Party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not be unreasonably withheld.


Initials:                                                   Initials:
         ----                                                        ----

10.10 All the notice  hereunder  shall be given in writing to the persons listed
      --------------------------------------------------------------------------
      below.
      -----

      ECCS Corporation:   Mr. Tom Merklinger, Phone: (732) 758-8381
                          Fax:(732) 741-6945
                          ECCS Corporation
                          One Sheila Drive, Building 6A
                          Tinton Falls, NJ 07724

      OMD:                Mr. Charles M. Phillips, Phone: (405) 360-5500
                          Fax: (405) 573-1297
                          Oklahoma Manufacturing Division
                          Hitachi Computer Products (America), Inc.
                          1800 E. Imhoff, P.O. Box 1203
                          Norman, OK 73070-1203

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly and properly executed by the duly authorized representatives as of the Effective Date set forth below.


      On Behalf of ECCS:               On Behalf of OMD:
      ECCS Corporation                 Oklahoma Manufacturing Division
                                       Hitachi Computer Products (America), Inc.

    /s/ Priyan N. Guneratne            /s/ Charles M. Phillips
    --------------------------         -----------------------------------------
    Signature                          Signature

    Priyan N. Guneratne                Charles M. Phillips
    --------------------------         -----------------------------------------
    Printed Name                       Printed Name

    VP Engineering & Operations        Director, OMD
    ---------------------------        -----------------------------------------
    Title                              Title

    9/24/99                            23 September, 1999
    ---------------------------        -----------------------------------------
    Date                               Date

                                       /s/ Yoshinobu Migita
    ---------------------------        -----------------------------------------
    Signature                          Signature

                                       Yoshinobu Migita
    ---------------------------        -----------------------------------------
    Printed Name                       Printed Name

                                       Executive VP/GM
    ---------------------------        -----------------------------------------
    Title                              Title

                                       9/23/99
    ---------------------------        -----------------------------------------
    Date                               Date



Initials:                                                   Initials:
         ----                                                        ----

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